Exhibit 23.2

MANNING ELLIOTT	11th floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 3S7

CHARTERED ACCOUNTANTS	Phone: 604. 714. 3600 Fax: 604. 714. 3669 Web: manningelliott.com
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation of our audit report dated April 14, 2009, which is included in the Annual Report on Form 10-K of Charmed Homes Inc., in the Company’s Registration Statement on Form S-8 pertaining to the “Iveda Corporation 2010 Stock Option Plan”.
CHARTERED ACCOUNTANTS
Vancouver, Canada
January 29, 2010